UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.

20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

INVESTMENT MANAGERS SERIES TRUST II
(Exact name of registrant as specified in its charter)

Delaware	88-1932325
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

235 W. Galena Street Milwaukee, WI	53212
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Shares of beneficial interest, $0.01 par value of AXS 1.25X WFC Bull Daily ETF	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. [X]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. [ ]

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. [ ]

Securities Act registration statement or Regulation A offering statement file number to which this form relates:

333-191476

Securities to be registered pursuant to Section 12(g) of the Act:

None

Item 1. Description of Registrant’s Securities to be Registered.

The securities to be registered hereunder are common shares of beneficial interest, $0.01 par value per share, of the AXS 1.25X WFC Bull Daily ETF (the “Fund”), a series of the Investment Managers Series Trust II (the “Registrant”). An application for listing of the shares of the Fund has been filed with and approved by The NASDAQ Stock Market LLC. A description of the shares is contained in the Prospectus, which is part of the Registrant’s Registration Statement on Form N-1A under the Securities Act of 1933, as amended (File Nos. 333-191476; 811-22894) filed with the Securities and Exchange Commission on July 11, 2022 (Accession No. 0001398344-22-013174). Such description is incorporated by reference herein. Any form of supplement to the Registration Statement that is subsequently filed is hereby also incorporated by reference herein.

Item 2. Exhibits.

Pursuant to the Instructions as to Exhibits of Form 8-A, no exhibits are filed herewith or incorporated by reference.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Investment Managers Series Trust II, on behalf of AXS 1.25X WFC Bull Daily ETF

July 12, 2022		/s/ Terrance Gallagher
	Name:	Terrance Gallagher
	Title:	President and Principal Executive Officer